Exhibit 10.1

IN THE UNITED STATES

PATENT AND TRADEMARK OFFICE

PATENT ASSIGNMENT

WHEREAS, Energy Science Laboratories, Inc. a California corporation, ("Assignor") is the sole owner of the entire right, title and interest in, to and under the patents and patent applications listed on Schedule A hereto; and

WHEREAS, Assignor desires to sell, assign and transfer all of its right, title, and interest in, to and under said patents and patent applications to KULR Technology Corporation, a Delaware corporation, ("Assignee").

NOW, THEREFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignor has sold, assigned, transferred and set over, and by these presents does hereby sell, assign, transfer and set over, unto said Assignee, its successors, legal representatives and assigns, the entire right, title and interest in, to and under the said patents and patent applications, as well as all divisions, renewals and continuations thereof, and all Letters Patent of the United States which may be granted thereon and all reissues and extensions thereof, and all applications for Letters Patent which may hereafter be filed for inventions embodied by said patents and patent applications in any country or countries foreign to the United States, and all Letters Patent which may be granted for said inventions embodied by said patents and patent applications in any country or countries foreign to the United States and all extensions, renewals and reissues thereof and all rights of priority in any such country or countries based upon the filing of said patents and patent applications in the United States which are created by any law, treaty or international convention; and Assignor hereby authorize and request the Commissioner of Patents of the United States, and any Official of any country or countries foreign to the United States, whose duty it is to issue patents on any such applications as aforesaid, to issue all Letters Patent for said inventions to Assignee, its successors, legal representatives and assigns, in accordance with the terms of this instrument.

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ESLI-KULR_Assign

IN TESTIMONY WHEREOF, I, a duly authorized officer or agent of said Assignor, hereunto set my hand and seal this 10th day of November, 2016.

ENERGY SCIENCE LABORATORIES, INC.

By:	/s Timothy R. Knowles
Name:	Timothy Ray Knowles

Title:	President

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ESLI-KULR_Assign

Schedule A

Line No.	Title	U.S. Patent No.	Filing Date
1	Dendritic Fiber Material	6,913,075	June 13, 2000
2	Fiber Adhesive Material	7,132,161	June 17, 2003
3	Dendritic Fiber Material	7,144,624	February 8, 2002

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